Exhibit 5

June 3, 2011

Ally Financial Inc.

200 Renaissance Center

P.O. Box 200

Detroit, MI 48265-2000

Ladies and Gentlemen:

Ally Financial Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-1 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) shares of its common stock, par value $0.01 per share (the “Shares”), including additional Shares issuable upon exercise of the underwriters’ over-allotment option, and (b) tangible equity units of the Company (the “Units” and together with the Shares, the “Securities”), including additional Units issuable upon exercise of the underwriters’ over-allotment option, in each case as more fully described in the Registration Statement. Each Unit will consist of a prepaid stock purchase contract (each, a “Purchase Contract”), which will be issued under, and governed by, a purchase contract agreement (the “Purchase Contract Agreement”) among the Company, The Bank of New York Mellon (the “Purchase Contract Agent”) and The Bank of New York Mellon as trustee under the Indenture referred to below (the “Trustee”) and a junior subordinated amortizing note (each, an “Amortizing Note”), which will be issued under, and governed by, the amended and restated indenture dated as of March 1, 2011 between the Company and the Trustee, as supplemented by a first supplemental indenture between the Company and the Trustee (as so supplemented, the “Indenture”). The Securities to be sold in the offerings will be sold by the United States Department of the Treasury (the “Selling Securityholder”).

We, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, we advise you that, in our opinion:

(1)

when the price at which the Shares to be sold has been approved by the Selling Securityholder and by or on behalf of the Board of Directors of the Company, and when the Shares have been delivered against payment therefor in accordance with the terms of the Underwriting Agreement relating to such Shares referred to in the

Prospectus that is a part of the Registration Statement, the Shares will have been validly issued, fully paid and non-assessable; and

(2)	when the price at which the Units to be sold has been approved by the Selling Securityholder and by or on behalf of the Board of Directors of the Company, and when the Units have been delivered against payment therefor in accordance with the terms of the Underwriting Agreement relating to such Units referred to in the Prospectus that is a part of the Registration Statement,

(a)	the Units, when duly authenticated by the Purchase Contract Agent and the Trustee in accordance with the Purchase Contract Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement, enforceable against the Company in accordance with their terms;

(b)	the Purchase Contracts, when duly authenticated by the Purchase Contract Agent in accordance with the Purchase Contract Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement, enforceable against the Company in accordance with their terms; and

(c)	the Amortizing Notes, when duly authenticated by the Trustee in accordance with the Indenture, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except, in the case of (2)(a), (b) and (c) above, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the captions “Validity of Common Stock” and “Validity of the Tangible Equity Units” in the Prospectuses that are parts of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP